Exhibit 10.56
EXECUTION VERSION
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NUMBER TWO
New RMSR Agreement
by and among
NEW RESIDENTIAL MORTGAGE LLC
HLLS HOLDINGS, LLC
HLSS MSR - EBO ACQUISITION LLC
and
PHH MORTGAGE CORPORATION (as successor by merger to
OCWEN LOAN SERVICING, LLC)
This AMENDMENT NUMBER TWO is made this 5th day of October, 2020, by and between PHH MORTGAGE CORPORATION (as successor by merger to OCWEN LOAN SERVICING, LLC), as seller (the “Seller”), HLSS HOLDINGS, LLC (“Holdings”), HLSS MSR – EBO ACQUISITION LLC, (“MSR – EBO” and together with Holdings, the “Purchasers”) and NEW RESIDENTIAL MORTGAGE LLC (“NRM”), to that certain New RMSR Agreement, dated as of January 18, 2018 (the “Agreement”), by and among the Seller, the Purchasers and NRM.
RECITALS
WHEREAS, the Seller, the Purchasers and NRM desire to amend the Agreement, subject to the terms hereof, to modify the Agreement as specified herein; and
WHEREAS, the Seller, the Purchasers and NRM each have agreed to execute and deliver this Amendment Number Two on the terms and conditions set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1. Amendments. Effective as of June 1, 2019 or, with respect to any individual Mortgage Loan that became serviced on the Black Knight Platform prior to June 1, 2019, the first Business Day the Mortgage Loan was serviced on such platform, prior to June 1, 2019, the Agreement is hereby amended as follows:
(a)The Agreement is hereby amended by deleting Exhibit E-1 of Annex 1 in its entirety and replacing it with Exhibit E-1 attached hereto.
(b)The Agreement is hereby amended by deleting Exhibit E-2 of Annex 1 in its entirety and replacing it with Exhibit E-2 attached hereto.

SECTION 2.    Additional Amendment. Effective as of August 17, 2018, the Agreement is hereby amended as follows:
(a)    The Agreement is hereby amended by deleting Section 5.4(a) to Annex I in its entirety and replacing it with the following (modified text underlined for review purposes):

(a)    If Holdings:
(i)    terminates this Addendum “for cause” pursuant to Section 5.3(a) (other than pursuant to Section 5.3(a)(xxiii)), Seller (A) shall reimburse the Purchasers for Purchasers' Servicing Transfer Costs incurred in connection with transferring the servicing to a successor servicer or subservicer, (b) shall reimburse the Purchasers for any boarding fees of the subsequent servicer which shall be capped at [***] per Mortgage Loan/REO Property and (C) shall not be entitled to any Termination Fee, deboarding fees or reimbursement of its Servicing Transfer Costs;
(ii)    terminates this Addendum “for convenience” pursuant to Section 5.1(b), Holdings shall remit to the Seller (A) solely if the Effective Date of Termination occurs during the Initial Term, an amount equal to the applicable Termination Fee and (B) irrespective of whether the Effective Date of Termination occurs during the Initial Term, the greater of [***] per Mortgage Loan/REO Property and Seller's Servicing Transfer Costs incurred in connection with transferring the servicing to a successor servicer or subservicer;
(iii)    does not extend the term of this Addendum at the end of the Initial Term or any three-month renewal term thereafter, (A) Seller shall not be entitled to any Termination Fee; (B) neither party shall be responsible for paying any deboarding or boarding fees, and (C) (I) each of Seller and Holdings shall pay 50% of the aggregate Servicing Transfer Costs incurred by such parties in connection with transferring the servicing to a successor servicer or subservicer if either (I) the NRM Subservicing Agreement has not been terminated or (ii) such costs are incurred on or prior to 90 days following the Effective Date of Termination of the NRM Subservicing Agreement and (II) thereafter, Holdings shall pay all Servicing Transfer Costs incurred by such parties in connection with transferring the servicing to a successor servicer or subservicer; or
(iv)    terminates this Addendum “for cause” pursuant to Section 5.3(a)(xxiii), (A) the Servicing Transfer Costs incurred by such parties in connection with transferring the servicing to a successor servicer or subservicer following such termination shall be paid by Seller to the extent such Servicing Transfer Costs are incurred on or prior to July 22, 2019, and any Servicing Transfer Costs incurred thereafter shall be paid by the Purchasers, (B) neither party shall be responsible for paying any deboarding or boarding fees, and (C) Seller shall not be entitled to any Termination Fee.

To the extent Holdings is obligated to pay the Termination Fee set forth above, (i) if Seller purchases the related Servicing Assets or the related Rights to MSRs and Transferred Receivables Assets under Section 5.4(c)(i)(A) or (B), such Termination Fee shall, to the extent possible, be netted against the applicable Option Price or purchase price, respectively and otherwise be paid to Seller on the applicable Termination Date and (ii) if Seller is not purchasing the related Servicing Assets or the related Rights to MSRs and Transferred Receivables Assets under Section 5.4(c)(i)(A) or (B), Holdings shall remit to the Escrow Agent, to be held by the Escrow Agent in accordance with the Escrow Agreement, one-hundred percent (100%) of the applicable Termination Fee Deposit Amount (as defined and calculated in accordance with Exhibit C-2) in immediately available funds at least one (1) Business Day prior to the Seller sending the related transferor’s notice of transfer of servicing or “goodbye letter” in accordance with the requirements of applicable law solely to the extent the Seller has complied and completed all of the servicing transfer requirements set forth in Part I of Exhibit S required to be performed on or before such date thereof; provided that Seller shall have no obligation to send any such notices until the Escrow Agent verifies to Seller that the Termination Fee Deposit Amount has been received. The Escrow Agent shall pay the Seller (i) fifty percent (50%) of the applicable Termination Fee Deposit Amount in immediately available funds within two (2) Business Days after its receipt, with a copy to Holdings, from the Seller of a certification by the Seller and its third party vendor handling the mailing that the Seller has sent the related transferor’s notice of transfer of servicing or “goodbye letter” and (ii) the remaining fifty percent (50%) of the applicable Termination Fee Deposit Amount in immediately available funds within two (2) Business Days after its receipt, with a copy to Holdings, from the Seller of a certification by the Seller that the Seller has completed the Servicing Transfer Requirements set forth in Part III of Exhibit S attached hereto and including the federal reference numbers and wire amounts for the funds required to be remitted in accordance with such Servicing Transfer Requirements. The Seller shall send a copy of each of the deliverables under the Servicing Transfer Requirements to Holdings at the same time it delivers such deliverable to the applicable successor servicer or subservicer. Holdings may elect to wait to transfer the servicing with respect to certain Servicing Agreements if the transfer of such Servicing Agreements would result in the unpaid principal balance of the Mortgage Loans that would remain subject to this Addendum following such transfer to be less than ten percent (10%) of the unpaid principal balance of all of the Mortgage Loans subject to this Addendum on the Effective Date of Termination. The Seller and Holdings shall use their best efforts to cooperate to enter into an Escrow Agreement containing the terms as set forth in this paragraph prior to the applicable date a payment is required to be made to the Escrow Agent as described in this paragraph and, to the extent such actions have been taken by any NRZ O/S Entity pursuant to any NRZ Servicing/Subservicing Agreement (other than the NRM Agency Subservicing Agreement), Holdings and Seller may agree to aggregate such actions. Notwithstanding anything to the contrary set forth in this Addendum, the Seller shall not be entitled to receive any Termination Fee to the extent the Effective Date of Termination occurs after the Initial Term or the parties are unable to effectuate the transfer of servicing to a successor servicer or subservicer.

In addition, in connection with any of the terminations described in this Section 5.4(a), (i) to the extent not previously purchased, Holdings shall purchase, in accordance with the terms and requirements of this Addendum, all Servicing Advances and P&I Advances for which Purchaser has not purchased prior to the Effective Date of Termination (other than any amounts being disputed in accordance with Section 4.3) and (ii) Holdings shall pay to the Seller all unpaid Seller Economics which have accrued as of the date the servicing transfers to a successor servicer or subservicer (“Successor Transfer Date”) (other than any amounts being disputed in accordance with Section 4.3) or the Termination Date, as applicable. Other than with respect to the Termination Fee, if applicable, all amounts payable or reimbursable under this Section 5.4(a) shall be paid or reimbursed on the Successor Transfer Date or the Termination Date, as applicable based on customary practices of estimation and true-up. To the extent that any such amounts are not known and/or invoiced by the party entitled to payment prior to the Successor Transfer Date, or the Termination Date, as applicable, such amounts shall be paid or reimbursed to the party entitled to payment within ten (10) Business Days of the other party's receipt of an invoice therefore, together with any documentation required pursuant to this Addendum.
In addition, upon termination of this Addendum, subject to the foregoing, Holdings and the Seller shall pay or reimburse the other party any other amounts due under this Addendum.
SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.
SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Two need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
SECTION 5. Governing Law. This Amendment Number Two shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 or 5-1402 of the New York General Obligations Law which shall govern).
SECTION 6. Counterparts. This Amendment Number Two may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties agree that this Amendment Number Two and signature pages may be transmitted between them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.
[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Two to be executed and delivered by their duly authorized officers as of the day and year first above written.

PHH MORTGAGE CORPORATION

By: /s/ Curtis J. Schares
Name: Curtis J. Schares
Title: Vice President
Signed: October 5, 2020

Signature Page to Amendment Number Two to New RMSR Agreement

HLSS HOLDINGS, LLC
By: HLSS Roswell, LLC, its sole member

By:    /s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

Signature Page to Amendment Number Two to New RMSR Agreement

HLSS MSR – EBO ACQUISITION LLC

By: New Residential Investment Corp., its sole member

By:    /s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

Signature Page to Amendment Number Two to New RMSR Agreement

NEW RESIDENTIAL MORTGAGE LLC

By: New Residential Investment Corp., its sole member

By:    /s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

Signature Page to Amendment Number Two to New RMSR Agreement

Exhibit E-1

LIST OF SERVICING REPORTS

Exhibit E-1-1

Critical Report	Regulatory Report	Name of Report	Report #	Updates #	Frequency	Implementation
Yes	No	Servicing Delta Daily Data Feed	E-1	*	Daily (by noon ET)
Yes	No	Service Fee Reports ("Service Fee Daily Report")	E-2(a)	*	Daily (by noon ET)
Yes	No	Service Fee Reports ("Daily Balalnces File")	E-2(b)	*	Daily (by noon ET)
Yes	No	Remittance File	E-3	*	Daily (by noon ET)
Yes	No	Servicing Monthly Data Feed	E-4	*	Monthly by 5th BU day
Yes	No	Reconciliation Report	E-5	*	As specified Section 4.1
Yes	No	Advance Reports ("MRA AF Daily File")	E-6(a)	*	Daily (by noon ET)
Yes	No	Advance Reports ("NRZ NBB Loan Level File")	E-6(b)	*	Monthly (by 7th BU day)
Yes	No	Portfolio Strat Reports	E-7	*	Monthly (by 7th BU day)
No	No	Mortgagor Litigation Report	E-8	*	Monthly (by 5th BU day)
No	No	Corporate Matters Report	E-9	*	Monthly (by 15th)
No	No	Performance Reports	E-10	*	Monthly (by 20th)
No	No	Material Changes to Subservicer’s, Subservicer’s Parents or any of their respective Affiliates’ Policies and Procedures	*	E-A1	Monthly (by 20th)
		[Reserved]	E-11
No	No	Basic Complaint Report	E-12(a)	*	Monthly (by 5th BU day)
No	No	Escalated Complaint Case Data Report	E-12(b)	*	Monthly (by 5th BU day)
No	No	Request for Information Report	E-13	*	Monthly (by 7th BU day)
No	No	Portfolio Roll Rate Reports	E-14	*	Monthly (by 7th BU day)
No	No	Monthly Financial Covenant Certification	*	E-A2	As provided in Section 2.22
No	No	Advance Threshold Report	E-15	*	Monthly (by 20th)
No	No	Back-up Servicer Files	E-16	*	As agreed to with the Back-up Servicer
No	No	MI Rescission Report	E-17	*	Monthly (by 15th)
No	No	Land Title Adjustment Report	E-18	*	Monthly (by 7th BU day)
Exhibit E-1-2

No	No	Ancillary Income Report	E-19	*	Monthly (by 15th)
No	No	Exhibit Q Information	*	E-A3	Quarterly (by 45th calendar day)
No	No	Provide Fidelity and Errors and Omissions Insurance	*	E-A4	Quarterly (by 45th calendar day)
		[Reserved]	E-20
		[Reserved]	E-21
No	No	Customer Service Statistics	E-22	*	Quarterly (by 45th calendar day
No	No	Tracking Report regarding Privacy Notices	E-23	*	Quarterly (by 20th)
No	Yes	NYS VOSR Template	E-24	*	Quarterly (20 days after Quarter-End)
No	Yes	MBFRF Template	E-25	*	Quarterly (20 days after Quarter-End)
No	Yes	MCR Template	E-26	*	Quarterly (30 days after Quarter-End)
No	Yes	Illinois Default and Foreclosure Template	E-27	*	Semi-Annual (by 20th calendar day of July)
No	Yes	California CRMLA Template	E-28	*	Annual (by 45th calendar day after fiscal year-end)
No	Yes	Illinois Report of Servicing Activity Template	E-29	*	Annual (by 45th calendar day after fiscal year-end)
No	Yes	Michigan Mortgage Brokers, Lenders and Servicers Template	E-30	*	Annual (by 45th calendar day after fiscal year-end)
No	Yes	Missouri Report of Residential Mortgage Loan Broker Activity Template	E-31	*	Annual (by 45th calendar day after fiscal year-end)
No	Yes	Washington Consumer Loan Assessment Report Template	E-32	*	Annual (by 45th calendar day after fiscal year-end)
No	Yes	Washington Consumer Loan Assessment Report Template	E-33	*	Annual (by 45th calendar day after fiscal year-end)
No	No	Regulation AB Compliance Report	*	E-A5	As defined in Agreement
No	No	Uniform Single Attestation Program Compliance Report	*		As defined in Agreement
No	No	SOC 1 Type II of Critical Vendors of Subservicer (or such other Type as may be reasonably satisfactory to Owner/Servicer)	*	E-A6	Within 30 days of receipt, but no later than January 31
Exhibit E-1-3

No	No	SOC 1 Type II of Subservicer covering a minimum period of nine (9) months	*	E-A7	Within 30 days of receipt, but no later than January 31
No	No	SOC 1 Type II Bridge Letter of Subservicer covering a maximum period of three (3) months	*	E-A8	No later than January 31
No	No	MI Report	E-34		Monthly (by 6th BU day)
No	No	MERS to LPS Data Reconciliation Report	E-35		Monthly (by 6th BU day after MERS cut-off)
No	No	Servicing Transactions Delta Daily Data Feed	E-36		Daily (by noon ET)
No	No	Call Center Report	E-37		Weekly (Monday)
No	No	Lien Release Report	E-38		Monthly (by 6th BU day)
No	No	FC FHA Pipeline	E-39		Monthly (by 6th BU day)
No	No	FC VA Pipeline	E-40		Monthly (by 6th BU day)
No	No	FC Conventional Pipeline	E-41		Monthly (by 6th BU day)
No	No	MODS Pipeline	E-42		Monthly (by 6th BU day)
No	No	Claims Report	E-43		Monthly (by 6th BU day)
No	No	Liquidations Approvals	E-44		Monthly (by 6th BU day)
No	No	Liquidations Closings	E-45		Monthly (by 6th BU day)
No	No	Call QA Reporting	E-46		Quarterly (by 10th BU days after Quarter-End)
		[Reserved]	E-47
No	No	Metro II	E-48		Monthly (by 6th BU day)
		[Reserved]	E-49

Exhibit E-1-4

Exhibit E-2
FORMATTED SERVICING REPORTS

[OMITTED]

Exhibit E-2-1